WARRANT AGREEMENT

SERIES AMO WARRANTS

THIS WARRANT AGREEMENT (this “Agreement”), dated as of October 17, 2011, is entered into by and between NeoStem, Inc., a Delaware corporation (“NeoStem” or the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WHEREAS, on October 17, 2011, NeoStem consummated a merger (the “Merger”) of its wholly-owned subsidiary, Amo Acquisition Company I, Inc. (“Subco”), with and into Amorcyte, Inc., a Delaware corporation (“Amorcyte”), pursuant to an Agreement and Plan of Merger, dated as of July 13, 2011 (as such agreement may be amended from time to time, the “Merger Agreement”), by and among NeoStem, Amorcyte, Subco and Amo Acquisition Company II, LLC, a wholly-owned subsidiary of NeoStem;

WHEREAS, the Merger Agreement provides that the Company will issue warrants to purchase One Million Eight Hundred Eighty-One Thousand Eight (1,881,008) shares of the Company’s common stock, par value $0.001 per share, (the “NeoStem Common Stock”) exercisable over a seven year period at an exercise price of $1.466 per share (the “Warrants” or the “Series AMO Warrants”);

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.           Appointment of Warrant Agent and Depository.  The Company hereby appoints the Warrant Agent to act as agent for the Company for the Series AMO Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.  The Company initially appoints the Warrant Agent to act as Depository with respect to the Global Warrants as hereinafter defined.

2.           Warrants.

2.1           Issuance of Warrants.  Each Series AMO Warrant shall be (a) issued by book-entry registration only and (b) evidenced by the Global Warrant, substantially in the form of Exhibit A, hereto (individually a “Global Warrant” and together, the “Global Warrants”), respectively, the provisions of which are incorporated herein.

2.2           Execution and Delivery of the Global Warrants.

2.2.1           Each Global Warrant shall be dated and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement or the respective Warrants, or as may be required to comply with any law or with any rule or regulation made pursuant thereto.  The Global Warrants shall be signed on behalf of the Company by its chairman or vice chairman of the Board of Directors of the Company (the “Board of Directors”), the chief financial officer, the president, any vice president, any assistant vice president, the treasurer or any assistant treasurer of the Company, which may but need not be attested to by its secretary or one of its assistant secretaries.  Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on each Global Warrant.  From time to time, in accordance with the Warrant Agent’s customary practices, the Warrant Agent shall send to each Holder (as hereinafter defined) a statement reflecting such Holder’s book-entry position in the Warrants and any changes thereto (the “Warrant Statement”).  The terms and conditions of each Global Warrant are incorporated herein by this reference and made a part hereof.  Notwithstanding anything contained herein to the contrary, if any terms or conditions of the Global Warrant or the Warrant Statement shall be found to conflict with any terms or conditions of this Agreement, the terms and conditions of the respective Global Warrants shall control except that the Warrant Agent’s procedures relating to the exercise of book-entry interests in the Global Warrants shall control the exercise of the Warrants.

2.2.2           Each Global Warrant shall represent the respective number of outstanding Warrants from time to time endorsed thereon and the respective number of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, exercises and other similar transactions.

2.2.3           No Warrant shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until the Global Warrant has been countersigned by the Warrant Agent by manual or facsimile signature.  Such signature by the Warrant Agent upon the Global Warrant executed by the Company shall be conclusive evidence, and the only evidence, that the Global Warrant so countersigned has been duly issued hereunder.

2.2.4           In case any officer of the Company who shall have signed any of the Global Warrants either manually or by facsimile signature shall cease to be such officer before such Global Warrant so signed shall have been countersigned and delivered by the Warrant Agent as provided herein, such Global Warrant may be countersigned and delivered notwithstanding that the person who signed such Global Warrant ceased to be such officer of the Company; and such Global Warrant may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Global Warrant, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

2.2.5           The term “Holder” shall mean, when used with respect to any Warrant, any person in whose name a Warrant is issued at the time such Warrant shall be registered upon the books to be maintained by the Warrant Agent for that purpose.

3.           Terms and Exercise of Warrants.

3.1           Exercise Price.  For purposes of this Agreement, “Exercise Price” shall mean the initial exercise price for each Warrant as set forth in the Global Warrant, subject to adjustment as provided in the Global Warrant.

3.2           Duration of Warrants.  A Warrant may be exercised only during the period (“Exercise Period”) specified in the Global Warrant or as the same may be extended as hereinafter provided.  Except with respect to the right to receive the Redemption Price if the Warrants have been redeemed (as set forth in the Global Warrant), each Warrant not exercised on or before the expiration date, as set forth in the Global Warrant (the “Expiration Date”), shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date.

3.3           Exercise of Warrants.  Warrants may be exercised, at the option of the Holder, in whole or in part, at any time or from time to time during the Exercise Period, by complying with the Warrant Agent’s procedures relating to the exercise of such book-entry interest in the Global Warrant.  In addition, the Holder shall deliver to the Company at the then designated office of the Warrant Agent (the “Warrant Agent Office”) (i) the Exercise Form substantially in the form attached to the Global Warrant duly executed by such Holder or its duly authorized agent or attorney (the “Exercise Form”) and (ii) payment of the aggregate Exercise Price.  In case an exercise of Warrants is in part only, the Warrant Agent shall make an appropriate adjustment to the account of the Holder to reflect a number of Warrants for the number of shares of NeoStem Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for by such Holder’s Warrants prior to such exercise, minus the number of shares designated by the Holder upon such exercise.

3.3.1           Payment.  The Holder shall pay the Exercise Price in accordance with the procedures in the Global Warrant and this Agreement.

3.3.2           Procedures and Validity.

(a)         Any exercise of a Warrant by a Holder pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms.

(b)         The Warrant Agent shall:

(i)           examine all Exercise Forms and all other documents delivered to it by or on behalf of Holders as contemplated hereunder to ascertain whether or not, on their face, such Exercise Forms and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii)           where an Exercise Form or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, the Warrant Agent shall endeavor to inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii)           inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between the Exercise Forms received and the crediting of Warrants to the respective Holders’ accounts; and

(iv)           advise the Company no later than two (2) business days after receipt of an Exercise Form, of (i) the receipt of such Exercise Form and the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (ii) the percentage of the then outstanding Warrants represented by such exercise and (iii) such other information as the Company shall reasonably require.

(c)         All questions as to the validity, form and sufficiency (including time of receipt) of an exercised Warrant and any Exercise Form will be determined by the Company in good faith.  The Company reserves the right to reject any and all Exercise Forms not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful.  Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in the exercise thereof with regard to any particular exercise of Warrants.  Other than as required in Section 3.3.2(b)(ii) above, neither the Company nor the Warrant Agent shall be under any duty to give notice to the Holders of the Warrants of any irregularities in any exercise of Warrants or any Exercise Form, nor shall it incur any liability for the failure to give such notice.

3.3.3           Issuance of Certificates.  As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Exercise Price, the Company shall cause its Transfer Agent to issue to the Holder of such Warrant a certificate or certificates representing the number of full shares of NeoStem Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it.   Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless (a) a registration statement under the Securities Act of 1933 (the “Securities Act”) with respect to the NeoStem Common Stock issuable upon exercise of such Warrants is effective and a current prospectus relating to the shares of NeoStem Common Stock issuable upon exercise of the Warrants is available for delivery to the Holders or (b) in the opinion of counsel to the Company, the exercise of the Warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the registered holder resides.  Warrants may not be exercised by, or securities issued to, any Holder in any state in which such exercise or issuance would be unlawful.   In the event that a registration statement under the Securities Act with respect to the NeoStem Common Stock underlying the Warrants is not effective or a current prospectus is not available, a Holder shall not be entitled to exercise his, her or its Warrants unless an exemption from registration is available.  In the event that during the last 20 business days immediately prior to the Expiration Date both (i) a registration statement with respect to the NeoStem Common Stock underlying the Warrants is not effective or a current prospectus is not available and (ii) the Exercise Price of the Warrants is less than the price at which the NeoStem Common Stock is trading on the NYSE Amex (or if the NeoStem Common Stock is no longer trading on the NYSE Amex, such other stock exchange on which the shares of NeoStem Common Stock trades), the Exercise Period shall automatically be extended for a period of 20 business days after the date that the Company causes a registration statement covering the NeoStem Common Stock underlying the Warrants to be effective and a current prospectus is made available.  In no event will the Company be required to “net cash settle” the warrant exercise.

3.3.4           Valid Issuance.  All shares of NeoStem Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

3.3.5           Date of Issuance.  All shares of NeoStem Common Stock so issued shall be registered in the name of the Holder or such other name as shall be designated in the Exercise Form delivered by the Holder.  Such shares of NeoStem Common Stock shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such shares of NeoStem Common Stock as of the date of delivery of the Exercise Form to the Warrant Agent Office duly executed by the Holder thereof and upon the Company’s receipt of payment of the Exercise Price.

4.           Adjustments.

4.1           Adjustments Generally.  The Exercise Price, the number of shares of NeoStem Common Stock issuable upon exercise of the Warrants and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of certain events in accordance with the provisions of the Global Warrant.

4.2           Notices of Changes in Warrant.  Upon every adjustment of (i) the Exercise Price, (ii) the number of shares of NeoStem Common Stock issuable upon exercise of the Warrants and (iii) the number of Warrants outstanding, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Upon the occurrence of any event specified in the Global Warrant then, in any such event, the Company shall give written notice to each Holder, at the last address set forth for such Holder in the Warrant register maintained by the Warrant Agent, of the record date or the effective date of the event.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.3           No Fractional Shares.  Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants.  If, by reason of any adjustment made pursuant to this Section 4, the Holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up or down to the nearest whole number the number of shares of NeoStem Common Stock to be issued to the Holder.

4.4           Form of Warrant.  The form of Global Warrant need not be changed because of any adjustment pursuant to this Section 4.  However, the Company may, at any time, in its sole discretion, make any change in the form of Global Warrant that the Company may deem appropriate and that does not affect the substance thereof.

5.           Transfer and Exchange of Warrants.

5.1           Exchange and Transfer.

5.1.1           The Warrant Agent shall keep, at the Warrant Agent Office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrants and exchanges and transfers of outstanding Warrants upon request to exchange or transfer such Warrants, provided, that the Warrant Agent shall have received a written instruction of transfer or exchange in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or by  his duly authorized agent or attorney,  providing all information required to be delivered hereunder,  such signature to be guaranteed by an eligible guarantor institution to the extent required by the Warrant Agent or the Depository.  Upon any such registration of transfer, a Warrant Statement shall be issued to the transferee.

5.1.2           No service charge shall be made for any exchange or registration of transfer of Warrants; however, the Warrant Agent and/or the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed in connection with any such exchange or registration of transfer.  Neither the Warrant Agent nor the Company shall be required to pay any stamp or other tax or other charge required to be paid in connection with such transfer, and neither the Warrant Agent nor the Company shall be required to issue or deliver any Warrants until it has been established to the Company’s and the Warrant Agent’s satisfaction that such tax or other charge has been paid or that no such tax or other charge is due.

5.1.3           The Warrant Agent shall not effect any exchange or registration of transfer which will result in the issuance of a Warrant evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant.

5.1.4           All Warrants credited to a Holder’s or transferee’s  account upon any exchange or transfer of Warrants in accordance with the provisions of this Agreement shall be the valid obligations of the Company evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrants that were so exchanged or transferred.

5.2           Treatment of Holders of Warrants.  Each Holder of Warrants, by accepting the same, consents and agrees with the Company, the Warrant Agent and every subsequent Holder of such Warrants that until the transfer of such Warrants is registered on the books of such Warrant Agent, the Company and the Warrant Agent may treat the registered Holder of such Warrants as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

5.3           Restrictions on Transfers.  Notwithstanding anything in this Agreement to the contrary, in no event may any Holder transfer any NeoStem Common Stock received upon the exercise of a Warrant until after the one year anniversary of the date of issuance of the Global Warrant.

5.4           Cancellation of Global Warrant.  Promptly following the Expiration Date or at such earlier time that there are no longer outstanding any Warrants, the Global Warrants shall be cancelled or destroyed and the Warrant Agent shall deliver a certificate of such cancellation or destruction to the Company.

6.           Redemption.  The Warrants may be redeemed, at the option of the Company, in accordance with the provisions of the Global Warrant.

7.           Other Provisions Relating to Rights of Holders of Warrants.

7.1           No Rights as Stockholder.  No Warrant shall, and nothing contained in this Agreement, in the Global Warrants or in the Warrant Statement shall be construed to, entitle the Holder or any beneficial owner thereof to any of the rights of a holder or beneficial owner of NeoStem Common Stock, including, without limitation, the right to vote or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, to receive dividends on NeoStem Common Stock or any rights whatsoever as stockholders of the Company, until such Warrant is duly exercised in accordance with this Agreement and such Holder is issued the NeoStem Common Stock to which it is entitled in connection therewith.

7.2           Reservation of Common Stock.  The Company shall at all times reserve and keep available a number of its authorized but unissued shares of NeoStem Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

7.3           Registration of Common Stock.  The Company included the shares of NeoStem Common Stock underlying the Warrants in the registration statement on Form S-4 that was filed with the Securities and Exchange Commission in connection with the Merger (the “Registration Statement”).  The Company will use its commercially reasonable efforts to maintain the effectiveness of such Registration Statement or file and maintain the effectiveness of another registration statement covering the shares of NeoStem Common Stock issuable upon exercise of the Warrants at any time that both (a) the Warrants are exercisable and (b) the Exercise Price of the Warrants is less than 105% of the price at which the NeoStem Common Stock is trading on the NYSE Amex (or if the NeoStem Common Stock is no longer trading on the NYSE Amex, such other stock exchange on which the shares of Common Stock trades).  In no event will any Holder of a Warrant be entitled to receive a “net cash settlement” in lieu of physical settlement in shares of NeoStem Common Stock regardless of whether the Company complies with this Section 7.3.

7.4           Limitation on Monetary Damages. In no event shall the Holder of a Warrant be entitled to receive monetary damages for failure to settle any Warrant exercise if the NeoStem Common Stock issuable upon exercise of the Warrants has not been registered with the SEC pursuant to an effective registration statement or if a current prospectus is not available for delivery by the Warrant Agent, provided the Company has fulfilled its obligations under Section 7.3 to use its commercially reasonable efforts to effect the registration under the Securities Act of the NeoStem Common Stock issuable upon exercise of the Warrants.  The foregoing limitation on damages shall not apply to an exercise in connection with a redemption of a Warrant.

8.           Concerning the Warrant Agent and Other Matters.

8.1           Payment of Taxes.  The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of NeoStem Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

8.2           Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1           Appointment of Successor Warrant Agent.  The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company and to each Holder.  If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent.  If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by any Holder of a Warrant, then the Holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost.  Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority.  After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.2.2           Notice of Successor Warrant Agent.  In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to each Holder, the predecessor Warrant Agent and the transfer agent for the NeoStem Common Stock not later than the effective date of any such appointment.

8.2.3           Merger or Consolidation of Warrant Agent.  Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3           Fees and Expenses of Warrant Agent.

8.3.1           Remuneration.  The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2           Further Assurances.  The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4           Liability of Warrant Agent.

8.4.1           Reliance on Company Statement.  Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the General Counsel, President or Chairman of the Board of Directors of the Company and delivered to the Warrant Agent.  The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2           Indemnity.  The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith.  The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

8.4.3           Exclusions.  The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of NeoStem Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of NeoStem Common Stock will when issued be valid and fully paid and nonassessable.

8.5           Acceptance of Agency.  The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of NeoStem Common Stock through the exercise of Warrants.

9.           Miscellaneous Provisions.

9.1           Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2           Notices.  Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

NeoStem, Inc.
420 Lexington Avenue, Suite 450
New York, New York 10170
Attention:  General Counsel

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn:           Compliance Department

with a copy in each case to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ 07068
Telephone: 973-597-2564
Facsimile:  973-597-2565
Attention: Alan Wovsaniker, Esq.

Any notice, sent pursuant to this Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next business day of the delivery to the courier, and if sent by registered or certified mail on the third day after registration or certification thereof.

9.3           Notices to Holders of Warrants.  Any notice to Holders of Warrants which by any provisions of this Warrant Agreement is required or permitted to be given shall be given by first class mail prepaid at such Holder’s address as it appears on the books of the Warrant Agent.

9.4           Applicable Law.  The validity, interpretation and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.  Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof.  Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

9.5           Persons Having Rights under this Agreement.  Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.  All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

9.6           Examination of the Warrant Agreement.  A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Holder of any Warrant.  The Warrant Agent may require any such Holder to submit his, her or its Warrant Statements for inspection by it.

9.7           Counterparts.  This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.8           Effect of Headings.  The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.9           Amendments.  This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and provided such amendment shall not adversely affect the interest of the Holders.  All other modifications, adjustments or amendments of this Agreement, shall require the written consent of the registered holders of a majority of the then outstanding Warrants provided that no amendment to the Global Warrant shall be effective to charge any Holder who has not consented thereto.  The Warrant Agent may request from either the Company or the Holders an opinion of counsel with respect to the validity of any amendment as a condition to its exercise of any amendment.

9.10           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

NEOSTEM, INC.

By:	/s/ Robin L. Smith, M.D.
Name: Robin L. Smith, M.D.
Title: Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ John W. Comer, Jr.
Name: John W. Comer, Jr.
Title: Vice President

[Signature Page to Series AMO Warrant Agreement]

EXHIBIT A

FORM OF GLOBAL WARRANT CERTIFICATE FOR SERIES AMO WARRANTS

See attached.

[FORM OF GLOBAL WARRANT CERTIFICATE FOR SERIES AMO WARRANTS]

EXERCISABLE ONLY IF AUTHENTICATED BY THE
WARRANT AGENT AS PROVIDED HEREIN

VOID AFTER THE CLOSE OF BUSINESS ON OCTOBER 16, 2018

NEOSTEM, INC.

Global Warrant Certificate representing
Series AMO Warrants to purchase 1,881,008 shares of common stock, par value $0.001 per share as described herein

CUSIP NO. 640650 172

_________________________________________

NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Each Series AMO Warrant (each a “Warrant”) represented hereby, entitles the holder to purchase one share (the “Warrant Share”) of common stock, $.001 par value (the “Common Stock”), of NeoStem, Inc., a Delaware corporation, (the “Corporation”) for the benefit of certain Holders (as defined in the Warrant Agreement) of such Warrants on the following terms.  This Global Warrant Certificate represents the number of outstanding Warrants from time to time endorsed hereon and the number of outstanding Warrants represented hereby may from time to time be reduced or increased, as appropriate to reflect exchanges, redemptions, exercises and other similar transactions.  This Global Warrant Certificate is issued under and in accordance with the Warrant Agreement, and is subject to the terms and provisions contained therein, all of which terms and provisions the Holders consent to by acceptance of their book-entry interests in the Global Warrant Certificate.  Copies of the Warrant Agreement are on file at the Corporation’s headquarters.  In the event of any conflict or inconsistency between this Global Warrant Certificate and the Warrant Agreement, this Global Warrant Certificate shall control.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Warrant Agreement dated as of October 17, 2011 by and between the Corporation and Continental Stock Transfer & Trust Company (as such agreement may be amended from time to time, the “Warrant Agreement”).

1.           Exercise Period.  The Warrants shall vest in full and become exercisable on October 17, 2011 (the “Vesting Date”) and, notwithstanding anything to the contrary contained herein, shall expire at 5:00 p.m. (Eastern Time) on October 16, 2018 (the “Termination Date”).

2.           Exercise of Warrants.  Each Holder may, at any time on or after the Vesting Date and prior to the Termination Date, exercise his, her or its Warrant in whole or in part at an exercise price per share equal to $1.466 per share, subject to adjustment as provided herein (the “Exercise Price”), by the delivery of the Warrant Exercise Form annexed hereto duly completed and executed to the Warrant Agent at the Warrant Agent Office or at such other agency or office of the Corporation in the United States of America as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Corporation, and by payment to the Corporation of the Exercise Price in lawful money of the United States by certified check or wire transfer for each share of Common Stock being purchased.  Upon any partial exercise of a Warrant, the Warrant Agent shall make an appropriate adjustment to the account of the Holder to reflect a number of warrants for the account of the Holder equal (without giving effect to any adjustment thereof) to the number of shares called for by such Holder’s Warrants prior to such exercise, minus the number of shares designated by the Holder upon such exercise.  In the event of the exercise of the rights represented by any Warrant, a certificate or certificates for the Warrant Shares so purchased, as applicable, registered in the name of the Holder, shall be delivered to the Holder hereof as soon as practicable after the rights represented by such Warrant shall have been so exercised.

3.           Reservation of Warrant Shares.  The Corporation agrees that, prior to the expiration of this Warrant, it will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of all outstanding Warrants represented by this Global Warrant Certificate, the number of Warrant Shares as from time to time shall be issuable by the Corporation upon the exercise of this Warrant.

4.           No Stockholder Rights; No Rights to Net Cash Settled.  No Warrant shall entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation.  In no event may any Warrant be net cash settled.

5.           Transferability of Warrant and Underlying Shares.  Prior to the Termination Date and subject to compliance with applicable Federal and State securities and other laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Corporation by the Holder in person or by duly authorized attorney in accordance with the provisions of the Warrant Agreement and upon delivery of the Assignment Form annexed hereto properly endorsed for transfer.  The Corporation or the Warrant Agent shall be entitled to require, as a condition of any such transfer, that the Holder and the transferee execute or provide such documents and make such representations and warranties as the Corporation or the Warrant Agent may deem appropriate to evidence compliance with applicable law or otherwise.  None of the Warrant Shares, if issued, may be transferred by the Holder until after the date that is one year after the date of issuance of this Warrant.

6.           Certain Adjustments.  With respect to any rights that any Holder has to exercise any Warrant and convert into shares of Common Stock, Holder shall be entitled to the following adjustments:

(a)           Merger or Consolidation.  If at any time there shall be a merger or a consolidation of the Corporation with or into another entity when the Corporation is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the holder hereof shall thereafter be entitled to receive upon exercise of each Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which the holder hereof as the holder of the stock deliverable upon exercise of each Warrant would have been entitled in such merger or consolidation if each Warrant had been exercised immediately before such transaction.  In any such case, appropriate adjustment shall be made in the application of the provisions of each Warrant with respect to the rights and interests of the holder hereof as the holder of each Warrant after the merger or consolidation.

(b)           Reclassification, Recapitalization, etc.  If the Corporation at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under each Warrant exist into the same or a different number of securities of any other class or classes, each Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under each Warrant immediately prior to such subdivision, combination, reclassification or other change.

(c)           Split or Combination of Common Stock and Stock Dividend.  In case the Corporation shall at any time subdivide, redivide, recapitalize, split (forward) or change its outstanding shares of Common Stock into a greater number of shares or declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Exercise Price shall be proportionately reduced and the number of Warrant Shares proportionately increased.  Conversely, in case of a reverse stock split or the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Exercise Price shall be proportionately increased and the number of Warrant Shares proportionately reduced.

7.           Compliance with Securities Laws; Legend and Stop Transfer Orders.  Unless the Warrant Shares are subject to an effective registration statement under the Securities Act, upon exercise of any part of any Warrant represented hereby, (i) the Corporation shall be entitled to require that the Holder make such representations and warranties as may be reasonably required by the Corporation to assure that the issuance of Warrant Shares is exempt from the registration requirements of applicable securities laws and (ii) the Corporation shall instruct its transfer agent to enter stop transfer orders with respect to such Warrant Shares, and all certificates or instruments representing the Warrant Shares shall bear on the face thereof substantially the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

8.           Redemption of Warrant.  Each Warrant is subject to redemption by the Corporation as provided in this Section 8.

(a)           Each Warrant may be redeemed, at the option of the Corporation, in whole and not in part, at a redemption price of $.0001 per Warrant (the “Redemption Price”), provided the average closing price of the Common Stock as quoted by Bloomberg, LP., or the Principal Trading Market (as defined below) on which the Common Stock is included for quotation or trading, shall equal or exceed $3.466 per share (taking into account all adjustments) for twenty (20) out of thirty (30) consecutive trading days.

(b)           If the conditions set forth in Section 8(a) are met, and the Corporation desires to exercise its right to redeem each Warrant, it shall mail a notice (the “Redemption Notice”) to the registered holder of each Warrant by first class mail, postage prepaid, at least fourteen (14) business days prior to the date fixed by the Corporation for redemption of the Warrants (the “Redemption Date”).

(c )           The Redemption Notice shall specify (i) the Redemption Price, (ii) the Redemption Date, (iii) the redemption price payable, and (iv) that the right to exercise each Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (a) to whom notice was not mailed, or (b) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Corporation that the Redemption Notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(d)           Any right to exercise a Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, the holder of each Warrant shall have no further rights except to receive the Redemption Price.

(e)           From and after the Redemption Date, the Corporation shall, at the place specified in the Redemption Notice, upon presentation and surrender to the Corporation by or on behalf of the holder thereof the warrant certificates evidencing each Warrant being redeemed, deliver, or cause to be delivered to or upon the written order of such holder, a sum in cash equal to the Redemption Price of each Warrant. From and after the Redemption Date, each Warrant shall expire and become void and all rights hereunder, except the right to receive payment of the Redemption Price, shall cease.

9.           Miscellaneous.  This Global Warrant Certificate and each Warrant represented hereby shall be governed by and construed in accordance with the laws of the State of New York.  All the covenants and provisions of this Global Warrant Certificate and each Warrant by or for the benefit of the Corporation shall bind and inure to the benefit of its successors and assigns hereunder.  Nothing in this Global Warrant Certificate shall be construed to give to any person or corporation other than the Corporation and the holder of each Warrant represented hereby any legal or equitable right, remedy, or claim under this Global Warrant Certificate and each Warrant represented hereby.  This Global Warrant Certificate and each Warrant represented hereby shall be for the sole and exclusive benefit of the Corporation and the Holder.  The section headings herein are for convenience only and are not part of this Global Warrant Certificate and shall not affect the interpretation hereof.

10.           Validity.  This Global Warrant Certificate shall not be valid or obligatory for any purpose until authenticated by the Warrant Agent.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer, this 17th day of October 2011.

NEOSTEM, INC.

Robin L. Smith Chairman & Chief Executive Officer

Certificate of Authentication

This is the Global Warrant Certificate for the Series AMO Warrants referred to in the within-mentioned Warrant Agreement.

CONTINENTAL STOCK TRANSFER
& TRUST COMPANY, As Warrant Agent

By:_________________________________
               Authorized Signature

[TO BE ATTACHED TO GLOBAL WARRANT CERTIFICATE]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL WARRANT CERTIFICATE

SERIES AMO WARRANTS

The following increases or decreases in this Global Warrant have been made:

Date	Amount of decrease in the number of Warrants represented by this Global Warrant	Amount of increase in number of Warrants represented by this Global Warrant	Number of Warrants represented by this Global Security following such decrease or increase	Signature of authorized officer of the Depositary

FORM OF EXERCISE FORM

To Be Executed by the Holder in Order to Exercise Series AMO Warrant

The undersigned hereby irrevocably elects to exercise the right, represented by the book-entry Warrant(s), to purchase ____________ shares of the Common Stock of NeoStem, Inc. (the “Warrant Shares”) and the undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant in accordance with the terms of the Warrant Agreement.  Such payment takes the form of $__________ in lawful money of the United States.

The undersigned hereby requests that certificates for the Warrant Shares purchased hereby be issued in the name of:

(please print or type name and address)

(please insert social security or other identifying number)

and be delivered as follows:

(please print or type name and address)

(please insert social security or other identifying number)

and if such number of shares of Common Stock shall not be all the shares evidenced by this Warrant Certificate, that a new Warrant for the balance of such shares be registered in the name of, and delivered to, Holder.

Signature of Holder

SIGNATURE GUARANTEE:

This Warrant may be exercised by delivering the Exercise Form to Continental Stock Transfer & Trust Company at the following addresses:

By mail at	Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn:           [_______________]

[FORM OF ASSIGNMENT]

(TO BE EXECUTED TO TRANSFER THE WARRANT)

For value received, ______________________________ hereby sells, assigns and transfers unto the Assignee(s) named below the rights represented by such number of Series AMO Warrants listed opposite the respective name(s) of the Assignee(s) named below and all other rights of the Holder with respect to such Warrants, and does hereby irrevocably constitute and appoint _____________________________ attorney, to transfer said Warrant on the books of the Depositary and/or the Warrant Agent with respect to the number of Warrants set forth below, with full power of substitution:

Name(s) of Assignee(s)	Address	No. of Warrants

Dated: _____________

Signature (Signed exactly as name appears in the records of the Depositary)

Signature Guarantee:

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